Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	R.D.Leslie
Vice President, Treasurer, Chief Financial Officer
(936) 637-5325

LUFKIN INDUSTRIES SHAREHOLDER RIGHTS PLAN WILL EXPIRE AND

NOT BE RENEWED

LUFKIN, Texas (May 5, 2006) — Lufkin Industries, Inc. (NASDAQ: LUFK) today announced that on May 3, 2006, the Board of Directors discussed and decided not to renew its shareholder rights plan, commonly referred to as a “poison pill.” The shareholder rights plan and the related common stock purchase rights issued pursuant to the plan will expire by the terms of the plan at the close of business on May 31, 2006.

Lufkin Industries, Inc. sells and services oil field pumping units, power transmission products, foundry castings and highway trailers throughout the world. The Company has vertically integrated all vital technologies required to design, manufacture and market its products.

This release may contain certain forward-looking statements, including by way of illustration and not of limitation, statements relating to liquidity, revenues, expenses and margins. The Company strongly encourages readers to note that some or all of the assumptions, upon which such forward-looking statements are based, are beyond the Company’s ability to control or estimate precisely and may in some cases be subject to rapid and material changes.

###

Lufkin Industries, Inc. ♦ 601 South Raguet ♦ Lufkin, Texas 75902 ♦ (936) 634-2211